UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

PG&E Corporation

(Exact name of registrant as specified in its charter)

California	94-3234914
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

77 Beale Street, P.O. Box 770000 San Francisco, California	94177
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Equity Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-236629-01

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

PG&E Corporation (the “Registrant”) registers hereunder its Equity Units (the “Equity Units”), each with a stated amount of $100. For a description of the Equity Units, reference is made to the information under the heading (i) “Description of the Equity Units” in the prospectus supplement dated June 25, 2020 (the “Prospectus Supplement”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on June 29, 2020 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus dated June 9, 2020 (the “Prospectus”) filed as part of the Registrant’s registration statement on Form S-3 (File No. 333-236629-01), which became effective on June 9, 2020 and (ii) “Description of Securities Purchase Contracts and Securities Purchase Units” in the Prospectus. Each Equity Unit is comprised of (i) a prepaid forward stock purchase contract (each, a “Purchase Contract”) of the Registrant and (ii) a 1/48,000th undivided beneficial ownership interest in specified zero-coupon U.S. treasury securities maturing on a quarterly basis (each, a Treasury Strips Component”). For a description of the Purchase Contracts, reference is made to the information under the heading (i) “Description of the Purchase Contracts” in the Prospectus Supplement, (ii) “Description of Securities Purchase Contracts and Securities Purchase Units” in the Prospectus and (iii) “Description of Common Stock” in the Prospectus. For a description of the Treasury Strips Component, reference is made to the information under the heading (i) “Description of the U.S. Treasury Strips Components” in the Prospectus Supplement and (ii) “Description of Securities Purchase Contracts and Securities Purchase Units” in the Prospectus. Each such description referred to above, and the Prospectus and Prospectus Supplement, is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of PG&E Corporation effective as of June 22, 2020 (incorporated by reference to PG&E Corporation’s Form 8-K dated June 24, 2020 (File No. 1-12609), Exhibit 3.1).

3.2	Amended and Restated Bylaws of PG&E Corporation effective as of June 22, 2020 (incorporated by reference to PG&E Corporation’s Form 8-K dated June 24, 2020 (File No. 1-12609), Exhibit 3.3).

4.1	Purchase Contract and Unit Agreement, dated July 1, 2020, between the Corporation and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent and attorney-in-fact for the holders from time to time as provided therein (incorporated by reference to PG&E Corporation’s Form 8-K dated July 2, 2020 (File No. 1-12609), Exhibit 4.9).

4.2	Form of Equity Unit (incorporated by reference to PG&E Corporation’s Form 8-K dated July 2, 2020 (File No. 1-12609), Exhibit 4.10).

4.3	Form of Purchase Contract (incorporated by reference to PG&E Corporation’s Form 8-K dated July 2, 2020 (File No. 1-12609), Exhibit 4.11).

4.4	Custodial Agreement, dated July 1, 2020, between The Bank of New York Mellon Trust Company, N.A., as purchase contract agent and The Bank of New York Mellon Trust Company, N.A., as custodian (incorporated by reference to PG&E Corporation’s Form 8-K dated July 2, 2020 (File No. 1-12609), Exhibit 4.12).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 2, 2020	PG&E CORPORATION

	By:	/s/ Jason P. Wells
		Name:	Jason P. Wells
		Title:	Executive Vice President and Chief
Financial Officer